As filed with the Securities and Exchange Commission on May 14, 1997

                                            Registration No. 333-________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ________________________

                                  FORM S-8

                           Registration Statement
                                    Under
                         The Securities Act of 1933
                          _________________________

                           ARVIN INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

                 Indiana                               35-0550190
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)

                              One Noblitt Plaza
                                  Box 3000
                        Columbus, Indiana 47202-3000
                  (Address of principal executive offices)

               ARVIN INDUSTRIES, INC. 1988 STOCK BENEFIT PLAN

                          (Full title of the plan)

                            Mr. Ronald R. Snyder
                Vice President - General Counsel & Secretary
                           Arvin Industries, Inc.
                              One Noblitt Plaza
                                  Box 3000
                        Columbus, Indiana 47202-3000
                   (Name and address of agent for service)

                               (812) 379-3000
        (Telephone number, including area code, of agent for service)

                Please direct communications concerning this
                         Registration Statement to:

                            Linda Jeffries Wight
                            Schiff Hardin & Waite
                              7200 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5619
                          _________________________

           APPROXIMATE DATE OF PROPOSED SALE: From time to time in accordance with the terms of the Plan.

                       CALCULATION OF REGISTRATION FEE

            Title of               Amount               Proposed               Proposed             Amount of
          Securities to             to be           Maximum Offering      Maximum Aggregate        Registration
          be Registered          Registered        Price Per Share<F1>    Offering Price<F1>           Fee
       Common Shares,
       $2.50 par value
       _________________           950,000              $26.8125             $25,471,875              $7,718

       Preferred Share
       Purchase Rights

   <F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The value attributable to the Preferred Share Purchase
        Rights is reflected in the value attributable to the Common
        Shares.

        The contents of the registration statement on Form S-8 (File No. 33-21717) filed by the registrant with the Securities and Exchange Commission on May 6, 1988 registering its Common Shares, $2.50 par value per share, issuable pursuant to the Arvin Industries, Inc. 1988 Stock Benefit Plan are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the earlier registration statement of the registrant on Form S-8 (File No. 33-21717) which is incorporated herein by reference.

   ITEM 8. EXHIBITS.

        The Exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement on page 5 hereof.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 17th day of April 1997.

                                 ARVIN INDUSTRIES, INC.



                                 By:  /s/ Byron O. Pond
                                      ---------------------------------
                                      Byron O. Pond
                                      Chairman, Chief Executive
                                      Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                   Title                  Date
       ---------                   ------                 ----

   /s/ Byron O. Pond           Chairman, Chief            April 17, 1997
   -------------------------   Executive Officer and
   Byron O. Pond               Director


   /s/ Richard A. Smith        Vice President--           April 17, 1997
   -------------------------   Finance, Chief Financial
   Richard A. Smith            Officer and Director

   /s/ William M. Lowe, Jr.    Controller and Chief       April 17, 1997
   -------------------------   Accounting Officer
   William M. Lowe, Jr.

   /s/ James K. Baker          Vice Chairman of the       April 17, 1997
   -------------------------   Board
   James K. Baker

   /s/ V. William Hunt         President and Director     April 17, 1997
   -------------------------
   V. William Hunt


   /s/ Joseph P. Allen         Director                   April 17, 1997
   -------------------------
   Joseph P. Allen

       Signature                   Title                  Date
       ---------                   ------                 ----


   /s/ Steven C. Beering       Director                   April 17, 1997
   -------------------------
   Steven C. Beering


   /s/ Joseph P. Flannery      Director                   April 17, 1997
   -------------------------
   Joseph P. Flannery

   /s/ Ivan W. Gorr            Director                   April 17, 1997
   -------------------------
   Ivan W. Gorr

   /s/ William D. George       Director                   April 17, 1997
   -------------------------
   William D. George


   /s/ Richard W. Hanselman    Director                   April 17, 1997
   -------------------------
   Richard W. Hanselman


   /s/ Don J. Kacek            Director                   April 17, 1997
   -------------------------
   Don J. Kacek


   /s/ Frederick R. Meyer      Director                   April 17, 1997
   -------------------------
   Frederick R. Meyer


   /s/ Arthur R. Velasquez     Director                   April 17, 1997
   -------------------------
   Arthur R. Velasquez

                                EXHIBIT INDEX

   Exhibit
   Number                  Exhibit
   -------                 -------

    5          Opinion of Schiff Hardin & Waite,
               counsel to registrant

   23.1        Consent of Schiff Hardin & Waite
               (included in the opinion referred to in
               Exhibit 5)

   23.2        Consent of Price Waterhouse LLP

   23.3        Consent of KPMG Peat Marwick LLP